UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): May 9, 2011

HearUSA, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-11655 (Commission File Number)	22-2748248 (I.R.S. Employer Identification No.)

1250 Northpoint Parkway
West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(561) 478-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2011, Stephen J. Hansbrough resigned from his positions as Chairman and Chief Executive Officer of HearUSA, Inc. (the “Company”), effective May 9, 2011.

On May 13, 2011, the Board of Directors appointed Gino Chouinard as Interim Chief Executive Officer, in addition to his continued service as President and Chief Operating Officer.  Gino Chouinard, 42, has been President and Chief Operating Officer of the Company since March 2009, before which Mr. Chouinard was President and Chief Financial Officer of the Company from August 2008 to February 2009. Prior to that, Mr. Chouinard served as the Company’s Executive Vice President and Chief Financial Officer from July 2002 to July 2008. Mr. Chouinard joined the Company in July 2002 with its acquisition of Helix Hearing Care of America Corp. Mr. Chouinard served as Helix’s Chief Financial Officer from November 1999 until its acquisition by the Company. Mr. Chouinard is a Chartered Accountant who previously worked for Ernst & Young LLP, an international accounting firm, as Manager from 1996 until 1999 and as Senior Accountant from 1994 until 1996.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearUSA, Inc.
(Registrant)

Date: May 16, 2011	By:	/s/ Gino Chouinard
Name: Gino Chouinard
Title: Interim Chief Executive Officer